                                                                   EXHIBIT 99(f)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 11-K


                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000


                          COMMISSION FILE NUMBER 1-2275


                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)



                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION

1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4 Polygram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Polygram Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Polygram Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.

                                    EXHIBITS

1. Financial statements of the Polygram Plan for the fiscal year ended December 31, 1999 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.

                                      POLYGRAM HOLDING INC. DEFERRED SAVINGS AND
                                      INVESTMENT PLAN FOR EMPLOYEES

                                      By  /s/ John Borgia
                                         -----------------------------------
                                         John Borgia
                                         Member of Benefits Committee

Date:  June 30, 2000

                             POLYGRAM HOLDING, INC.
                         DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 and 1998

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES

                          INDEX TO FINANCIAL STATEMENTS

                                                                         Page
                                                                         ----
Independent Auditors' Report                                                1

Statement of Net Assets Available for Benefits                              2

Statement of Changes in Net Assets
     Available for Benefits                                                 3

Notes to Financial Statements                                            4-12

                          INDEPENDENT AUDITORS' REPORT

The Plan Administrator
PolyGram Holding, Inc.
    Deferred Savings and Investment Plan for Employees

         We have audited the accompanying statements of net assets available for benefits of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Plan") as of December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the years then ended These financial are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 7 to the financial statements, the Plan incurred losses on certain investments during 1996. The Company and the Pension Committee, which administers the Plan, commenced a lawsuit during 1997 against the former investment manager to recover all such losses.

         In our opinion, the financial statements referred to above, of PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees as of December 31, 1999 and 1998, and for the years then ended present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.



/s/ Gutierrez & Co.
Flushing, New York
June 20, 2000

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                           December 31,
                                                                 ------------------------------
                                                                     1999              1998
                                                                 -------------      -----------

Investments
      Money Market Fund:
          Dreyfus Cash Mangement Class A Mutual Fund             $                  $ 2,175,212
      Intermediate Fixed Income Fund:
          PIMCO Low Duration Mutual Fund                                             10,230,737

      Growth & Income Stock Fund:
          Vanguard Windsor II Mutual Fund                                            39,417,944

      Balanced Mutual Fund:
          Vanguard Wellington Mutual Fund                                            17,898,732

      Aggressive Equity Fund:
          Stein Roe Capital Opportunities Fund                                        4,542,634

      Loans to Participants                                                           2,100,341
                                                                 -------------      -----------
                        Total Investments                                            76,365,600
                                                                 -------------      -----------

Receivables
      Accrued income                                                                        185
      Employee contributions                                                            669,702
      Employer contributions                                                            206,972
                                                                 -------------      -----------
          Total Receivables                                                             876,859
                                                                 -------------      -----------

Net assets held in trust by Bank of New York                        74,980,864
                                                                 -------------      -----------
NET ASSETS AVAILABLE FOR BENEFITS                                $  74,980,864      $77,242,459
                                                                 =============      ===========

    The accompanying notes are an integral part of the financial statements.

                             POLYGRAM HOLDING, INC.
               DEFERRED SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                                    Year Ended December 31,
                                                                              ----------------------------------
                                                                                   1999               1998
                                                                              ---------------   ----------------
CONTRIBUTIONS
    Employee contributions                                                     $    6,601,796    $     7,863,284
    Employer contributions - restorations                                                              2,085,232
    Employer contributions                                                          2,220,525          2,716,564
                                                                              ---------------   ----------------
       Total Contributions                                                          8,822,321         12,665,080
                                                                              ---------------   ----------------

INVESTMENT ACTIVITIES
    Investment Income - Former Trustee
       Money Market Fund                                                              108,848           104,161
       Intermediate Fixed Income Fund                                                 391,134           703,491
       Growth & Income Stock Fund                                                     402,694         1,245,606
       Balanced Mutual Fund                                                           308,107           640,000
       Aggressive Equity Fund                                                             132               395
       Participant Loan                                                                88,801           182,137
                                                                              ---------------   ----------------
          Total Investment Income                                                   1,299,716         2,875,790
                                                                              ---------------   ----------------

    Net appreciation in fair value of investments - Former Trustee
       Intermediate Fixed  Income Fund                                         (      298,666)           10,706
       Growth & Income Stock Fund                                                   1,572,031         4,088,359
       Balanced Mutual Fund                                                           744,760         1,248,214
       Aggressive Equity Fund                                                  (      104,423)   (       86,024)
                                                                              ---------------   ----------------
          Total Net Appreciation in Fair Value of
          Investments                                                               1,913,702         5,261,255
                                                                              ---------------   ----------------

       Increase in Plan Equity from Investment
       Activities - Former Trustee                                                  3,213,418         8,137,045
                                                                              ---------------   ----------------

    Investment Income on assets held by Bank of New York
       Net appreciation in fair value of investments                                  294,178
       Dividends and interest                                                         115,784

PARTICIPANT WITHDRAWALS                                                        (   12,718,906)   (    6,716,327)
                                                                              ---------------   ----------------

INCREASE (DECREASE) IN PLAN EQUITY                                             (      273,205)       14,085,798

TRANSFER TO SUCCESSOR TRUSTEE FOR USA STUDIOS                                  (    1,988,390)

PLAN EQUITY AT BEGINNING OF YEAR                                                   77,242,459        63,156,661
                                                                              ---------------   ----------------
PLAN EQUITY AT END OF YEAR                                                     $   74,980,864      $ 77,242,459
                                                                              ===============   ================

    The accompanying notes are an integral part of the financial statements.

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998


1.       Description of the Plan

         The following brief description of PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees (the "Plan") is provided for general information purposes only. Participants should refer to the plan document for more complete information.

         General

         The Plan became effective January 1, 1987, and the Plan was amended from time to time including amendments subsequent to December 31, 1998 as described in Note 7. It is a profit sharing, thrift-type defined contribution plan with a 401(k) provision under which certain employees of PolyGram Holding, Inc. (the "Company") may participate. Leased employees, "freelance" employees or consultants are not eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

         Eligibility

         The Plan is a voluntary defined contribution plan. Under the terms of the Plan, employees with one year of service are eligible to participate in the Plan. Employees are eligible to participate in the Plan beginning with the calendar month following the completion of one year of service. Effective August 23, 1999, the one year of service eligibility requirement is no longer applicable.

         Contribution

         Eligible employees may make a combination of pretax dollars and after-tax dollars contributions, in whole percentage of annual earnings, through payroll deductions. Participants may contribute up to 16% (17% after August 23,1999) of their annual earnings, subject to a 12% maximum in pre-tax contributions and 10% (17% after August 23, 1999) maximum in after-tax contributions. Highly compensated employees, as defined by the Plan, are allowed to make Pre-Tax contributions up to 12% (17% after August 23, 1999 with a limit of 12% of their pre-tax account). On the first pretax contribution of 6% of a participant's annual earnings, the Company will match fifty cents for each dollar.

         Participants may elect to have their contributions invested in a variety of investment funds (see note 2). Investment elections in the funds may be changed at the beginning of any calendar month and must be made in increments of 5%. Effective August 23, 1999, changes in investment elections or contribution rate changes can be made on a daily basis in increments of 1%.

         Participants are 100% vested in their pre-tax, after-tax and rollover contributions. A participant's interest in the Company's matching contribution will become vested according to the following schedule:

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998



1.       Description of the Plan (continued)

                 COMPLETED YEAR OF SERVICE                PERCENTAGE VESTED
                 -------------------------           ----------------------------
                               1 year                            20%
                              2 years                            40%
                              3 years                            60%
                              4 years                            80%
                      5 years or more                           100%

         In addition, nonvested employer matching contributions become 100% vested upon Disability (as defined by the Plan), retirement or death.

         Participants as of December 10, 1998 are fully vested in their benefits accrued through December 31, 1998. Employer matching contributions related to services performed by employees from January 1, 1999 forward are subject to the vesting schedule set forth in the Plan. Effective August 23, 1999, participants who attain age 60 while in service with the Employer shall become 100% vested.

         Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. For 1999 and 1998, the total forfeited amounts were $35,692 and $148,018, respectively.

         Loans

         Participants may borrow from their vested account balance. The minimum loan amount is $1,000 and the maximum is the lesser of $50,000 or 50% of the participant's vested amount balance. Only one loan may be outstanding at any one time. The interest rate on the loan is Prime Rate plus 1%. Effective August 23, 1999, the interest rate charged on loans shall be set monthly for loans made during the month. Repayments are made through payroll deductions over a period of no more than 5 years although the term may be extended to 15 years if the loan is for the purchase of the participant's primary residence.

         Participant Distributions

         The distribution to which a plan participant is entitled is provided by the vested contributions and income thereon allocated to the participants account. The election may be made upon retirement, death, Disability or termination of employment. Distributions are in the form of immediate or deferred cash lump sum or immediate or deferred installments. Installments are available only for participants who retire or who are disabled as defined by the Plan. Normal retirement age is 65; however, a participant may work past his normal retirement date and continue to participate in the Plan until 70-1/2. If a former participant is rehired and has not received a distribution of his account balance, any forfeited amounts will be reinstated. If the former participant has received a

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                         Notes to Financial Statements
                           December 31, 1999 and 1998


1.       Description of the Plan (continued)

         distribution, then the distribution must be repaid within five years from the participant's rehire date in order to restore the forfeiture amount. There are also certain inservice withdrawals from the Plan.

2.       Summary of Significant Accounting Policies

         Basis of Accounting

         Accounting records of the Plan are maintained on an accrual basis.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

         Risks and Uncertainties

         The Plan provides for various investment options. Investment securities are exposed to various risks such as interest rate, market and credit. Due to the risk associated with investment securities and the uncertainty related to changes in the value of such securities, it is at least reasonably possible that changes in risks, in the near term could materially affect participants' account balances and the amounts reported in the statements of net assets available for plan benefits and the statements of changes in net assets available for plan benefits.

         Investments

         The Pension Committee, or its appointed investment advisor(s), periodically reviews the investment results of current investment options and evaluates new investments that may be suitable for the Plan.

         Market values of the investments held in the Trust are valued by reference to published market quotations where a quoted market exists. When no published market quotation exists, the values are determined by the trustee. Purchases and sales of securities are reflected by the Trustee on a trade-date basis. Unrealized appreciation and depreciation are recognized on the last business day of the year and income from debt securities is recognized as earned. Realized gains and losses are determined on the basis of average cost of investments sold.

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998


2.       Summary of Significant Accounting Policies (continued)

         Until August 16, 1999, participants may allocate their investments in the five investment funds as follows:

         - Intermediate Fixed Income Fund invests in the PIMCO Low Duration Fund with an objective to obtain maximum current income consistent with preservation of capital and daily liquidity by investing in a diversified portfolio of securities of varying maturities.

         - Growth & Income Stock Fund invests in the Vanguard Windsor II mutual fund with an objective to provide long-term growth of capital and income by investing primarily in common stocks. The fund return attempts to mirror the Standard & Poor's Composite Price Index.

         - Balanced Mutual Fund invests in the Vanguard Wellington Fund with an objective to provide conservative investors with a prudent investment program. The fund invests in a combination of common stocks and bonds. The fund return attempts to mirror a combined index composed of the Standard & Poor's Composite Stock Price Index and the Lehman Long-Term Corporate AA or Better Bond Index.

         - Money Market Fund invests in the Dreyfus Cash Management Class A Mutual Fund with an objective to provide a high level of current income with the preservation of capital and the maintenance of liquidity. This is achieved by investing in short-term money market obligations, including securities issued by the U.S. Government, certificates of deposit and other short-term obligations.

         - Aggressive Equity Fund invests in the Stein Roe Capital Opportunities Mutual Fund with an objective to provide long-term capital appreciation by investing in selected companies that in the opinion of Stein Roe & Farnham Inc., the advisor, offer opportunities for capital appreciation. This fund was removed from the Plan effective May 31,1999.

         Effective August 16, 1999, the Chase Manhattan Bank was removed as Trustee of the Plan and Bank of New York was appointed as successor Trustee.

         Effective August 16, 1999, the assets are held in trust by Bank of New York (Trustee) in the Joseph E. Seagram & Sons, Inc. Master Trust (Master Trust), which also includes assets of the 401(k) plans of the company's affiliates, Universal Studios, Inc., UMG Manufacturing and Logistics, Inc. and Spencer Gifts, Inc. The related investment income and appreciation in fair value represents allocations to the Plan based upon the ratio of the Plan's assets to total Master Trust Assets.
                                       7

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                         Notes to Financial Statements
                           December 31, 1999 and 1998


2.       Summary of Significant Accounting Policies (continued)

         Investment securities are recorded and valued as follows:

         United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

         During the year ended December 31, 1999, the Plan was comprised of nine investment funds: (i) the Money Market Fund investing primarily in the State Street Yield Enhanced STIF Fund managed by State Street Bank and Trust Company; (ii) the Stable Income Fund investing in the La Salle Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund investing in PIMCO Total Return Fund (which replaced the Putnam Income Fund, Class A Shares on June 1, 1998) managed by PIMCO;
         (iv) the S&P 500 Index Fund investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine fund, Inc. managed by Freiss Associates (up to February 1, 1999); on December 1, 1999, the Growth Equity Fund was reestablished investing in Vanguard Institutional Index Fund managed by Vanguard;
         (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares; (viii) the Dreyfus Small Company Value Fund investing in the Dreyfus Small Company Value Fund managed by Dreyfus and (ix) the MSDW International Fund investing in MSDW International Equity Fund managed by Morgan Stanley. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

3.       Priorities Upon Termination of the Plan

         The Plan may be terminated at the discretion of the Board of Directors of the Company. The employer contributions on behalf of the participants shall then become fully vested. The total value of the employer and employee vested accounts shall be distributed to the participants in a lump-sum cash payment.

4.       Administrative Expenses

         All costs associated with the maintenance of accounting records and certain investment fees of the Plan are borne by the Company. Administrative expenses paid to investment brokers are deducted from plan earnings.

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                         Notes to Financial Statements
                           December 31, 1999 and 1998

5.       Tax Status

         The Plan is approved as qualified under Section 401(a) of the Internal Revenue Code (the "Code") of 1986, as amended, and, therefore, is exempt from Federal income taxes under Section 501(a) of such Code, pursuant to a determination letter dated December 10, 1997 from the Internal Revenue Service (the "IRS"). In the opinion of the plan administrator, the Plan and its underlying trust have operated within the terms of the Plan and the compliance requirements to remain qualified under the applicable provisions of the Code.

6.       Litigation

         As a result of losses incurred in the Intermediate Fixed Income Fund during 1996, the Company and the Pension Committee, which administers the Plan, commenced a lawsuit in the United States District Court for the Southern District of New York on behalf of the Plan, against the former investment manager, Barclay. The lawsuit alleges, among other things, that Barclay breached its fiduciary duty in the management of the assets and seeks to recover from Barclay all losses incurred by the Plan as a result of such breach. As of June 1998, the Pension Committee determined to keep the litigation off the court's active calendar with the understanding that it can be reactivated in response to further developments.

         The Company, as a result of these losses, determined to make a one-time special contribution to the Plan to restore losses incurred in the period July 1, 1996 to November 30, 1996. The Company obtained a favorable ruling from the IRS in November 1997 to make the restoration payment. The payment, which was made on March 2, 1998, was $2,085,232 and included interest through February 1998. The payment was allocated to the investment funds in accordance with the participant current investment elections. The following table shows the distribution of the restorative payment:

                                        STEIN ROE                       VANGUARD       VANGUARD
                         DREYFUS         CAPITAL          PIMCO        WELLINGTON     WINDSOR II         TOTAL
                       ------------  ---------------  ------------  --------------  ---------------  -------------
Net loss                $  989,389      $165,109         $94,977        $223,630       $432,380       $1,905,485
Interest                    93,331        15,575           8,959          21,095         40,787          179,747
                        ----------       -------         -------         -------        -------        ---------
                        $1,082,720      $180,684        $103,936        $244,725       $473,167       $2,085,232
                        ==========       =======         =======         =======        =======        =========

         The Plan changed its investment manager from Barclay to Pacific Asset Management, Inc. in December 1996.

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998


7.       Plan Amendments

         The Plan was amended as of August 1, 1999 to comply with the benefit covenants set forth in the acquisition agreement with respect to the acquisition of Polygram N.V. Further, the provisions of the Plan have been amended as of August 23, 1999 to become substantially similar to the provisions of the other 401(k) plans sponsored by affiliates of the Company in order to simplify and streamline administration of the Plan and the 401(k) plans of its affiliates and to restate the Plan for recent federal legislation. Other changes to the Plan included the change of trustee and recordkeeper as well the investment funds that participants could allocate their investments.

8.       ASSETS HELD IN TRUST

         The assets of the Plan are invested in the Master Trust held by the Trustee where the assets of other related employee benefit plans of affiliates are invested on a commingled basis.

         The Master Trust net assets consist of the following classification of assets and liabilities as of December 31, 1999.


         Assets
         ------

         Investments held in trust at fair valued determined by
         quoted market prices:
         Money Market Fund
            State Street Yield Enhanced STIF Fund                            $    57,250,843
         Stable Income Fund
            The LaSalle Income Plus Fund                                          54,177,363
         Bond Fund
           PIMCO Total Return Fund, Class A Shares                               108,694,075
         S&P 500 Index Fund
           State Street S&P 500 Flagship Fund  Series C                          257,741,161
         Managed Equity Fund
           Lazard Equity Portfolio Fund                                           69,428,179
         Growth Equity Fund
            Vanguard Institutional Index Fund                                     10,005,713
            Cash                                                                     195,458
            Brandywine Fund Inc. Common Shares
         Seagram Stock Fund
           The Seagram Company Ltd. Common Shares                                 31,925,545
            Collective Short Term Investment Fund                                    847,036
         The Coca-Cola Company Stock Fund
            The Coca-Cola Company Common Stock                                     3,214,351

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998


8.       ASSETS HELD IN TRUST ( Continued )

            Collective Short Term Investment Fund                        $     77,420
         Dreyfus Small Company Value Fund
            Dreyfus Small Company Value Fund                               15,733,411
         MSDW  International Equity Fund
            MSDW  International Equity Fund                                13,493,724
         Dreyfus GIC Fund
            GICs and GACS                                                  13,110,054
            Collective Short Term Investment Fund                             198,267
         Loans to Participants                                              9,614,355
                                                                     ----------------
                  Total Investments                                       645,706,955
                                                                     ----------------

         Receivables

         Accrued interest and dividends                                     5,226,406
         Contributions receivable                                               2,068
         Proceeds from securities sold                                      1,925,793
                                                                     ----------------
                  Total Receivables                                         7,154,267
                                                                     ----------------

         Total assets                                                     652,861,222
                                                                     ----------------

         Liabilities
         -----------
         Accounts payable for securities purchased                          6,551,837
         Administrative expenses                                               13,989
         Other payables                                                        49,311
         Benefit payments                                                       1,944
                                                                     ----------------

         Total liabilities                                                  6,617,081
                                                                     ----------------

         Net Assets                                                      $646,244,141
                                                                     ================


         As of December 31, 1999, the equitable share of PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees in the Master Trust is 11.60%.
                                       11

                             POLYGRAM HOLDING, INC.
                        DEFERRED SAVINGS AND INVESTMENT
                               PLAN FOR EMPLOYEES

                          Notes to Financial Statements
                           December 31, 1999 and 1998

8.       ASSETS HELD IN TRUST ( Continued )

         As of December 31, 1999, the net assets of the Master Trust available to the Plan for benefits in the individual investment funds were as follows:

         Money Market Fund                                                    $   5,604,386
         Stable Income Fund                                                         460,154
         Bond Fund                                                               15,294,023
         S & P 500 Index Fund                                                    14,648,376
         Managed Equity Fund                                                     32,373,325
         Growth Equity Fund                                                       1,883,977
         Seagram Stock Fund                                                         304,315
         Dreyfus Small Company Value Fund                                         1,508,108
         MSDW International Equity Fund                                           1,432,088
         Loan accounts                                                            1,472,112
                                                                              -------------
         Total                                                                $  74,980,864
                                                                              =============

9.       INVESTMENT INCOME FROM MASTER TRUST

         The appreciation in fair value and other income is as follows:
         Investments held in trust at fair value determined by quoted market prices:


                                                                              December 31,
                                                                                  1999
                                                                             --------------
         Bond Fund                                                            $     82,421
         S & P Index Fund                                                        1,279,554
         Managed Equity Fund                                                   ( 1,226,565)
         Growth Equity Fund                                                         60,289
         Seagram Stock Fund                                                    (    10,968)
         Dreyfus Small Company Value Fund                                           69,853
         MSDW  International Equity Fund                                            39,594
                                                                              -------------
         Investment gains (net of investment losses)                               294,178
                                                                              -------------
         Interest and dividends                                                    115,784
                                                                              -------------
         Investment Income                                                    $    409,962
                                                                              =============

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Seagram Company Ltd.

PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees

         We hereby consent to the incorporation by reference in the Registration Statement No. 333-85485 on Form S-8 of our Report dated June 20, 2000 which appears in your Annual Report on Form 11-K of the PolyGram Holding, Inc. Deferred Savings and Investment Plan for Employees for the fiscal year ended December 31, 1999.


/s/ Gutierrez & Co.

Flushing, New York
June 30, 2000